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                                 DEPARTMENT 56, INC.
                            ANNUAL CASH INCENTIVE PROGRAM

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1.  PURPOSE

    The purpose of the Annual Cash Incentive Program is to enhance Department 56, Inc.'s ability to attract, motivate, reward and retain employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated employees of the Company based on the achievement of performance objectives. To this end, the Annual Cash Incentive Program provides a means of annually rewarding participants largely based on the performance of the Company and, to a much lesser degree, based on exceptional instances of personal performance.

2.  DEFINITIONS

    (a) "Award" shall mean the cash incentive award earned by a Participant under the Program for any Performance Period.

    (b) "Base Salary" shall mean the Participant's annual base salary rate, based on the Company's latest Form CTN in effect for the Participant during the Performance Period to which such Form CTN relates. Annual base salary rate (1) does not include (i) Awards under the Program, (ii) profit sharing, 401(k) "match", or other long-term incentive awards, (iii) imputed or actual income from stock option exercises or such programs as life insurance or (iv) nonrecurring earnings such as moving expenses, and (2) is based on salary rate before reductions for such items as contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended, and Company-sponsored deferred compensation arrangements.

    (c)  "Board" shall mean the Board of Directors of the Company.

    (d) "Business Program", for any Performance Period, shall mean the Company's final financial plan for such Performance Period, submitted to and approved by the Board before the earlier of (1) the ninety-first day of such Performance Period or (2) the end of the first quarter of such Performance Period.

    (e) "Change of Control" shall mean the occurrence during the term of the Program of:

              (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any 'Person' (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange
Act), immediately after which such Person has 'Beneficial Ownership' (within the meaning of Rule 13d-3 promulgated



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under the Exchange Act) of fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities which are acquired in a 'Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A 'Non-Control Acquisition' shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a 'Subsidiary'),
(ii) the Company or its Subsidiaries, or (iii) any Person in connection with a 'Non-Control Transaction' (as hereinafter defined);

         (ii) The individuals who, as of May 16, 1997, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Program, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'Election Contest' (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (iii)     Approval by stockholders of the Company of:

              (1) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where

                   (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                   (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of


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the Voting Securities of the Surviving Corporation,

                   (C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by the Company or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty-one percent (51%) or more of the then outstanding Voting Securities owns, directly or indirectly fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

              (2)  A complete liquidation or dissolution of the Company; or

              (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

    (f)  "Company" shall mean Department 56, Inc., its successors and assigns.

    (g) "Compensation Committee" shall mean the Compensation Committee of the Board.

    (h) "Consolidated EBIT", for any fiscal year or Performance Period, shall mean the Consolidated Net Income ((i) including earnings and losses from discontinued operations, except to the extent that any such losses represent reserves for losses attributable to the planned disposition of material assets,
(ii) excluding extraordinary gains or losses, and gains and losses arising from the sale of material assets, and (iii) including other non-recurring gains or losses) of the Company and its Subsidiaries for such fiscal year or Performance Period, PLUS to the extent reflected as a charge in the statement of Consolidated Net Income for such fiscal year or Performance Period, the sum of
(a) net interest expense, amortization of debt discount and debt issuance costs (including the write-off of such costs in connection with prepayments of debt) and commissions,


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discounts and other fees and charges associated with letters of credit, (b)
taxes measured by income accrued as an expense during such fiscal year or Performance Period, and (c) non-cash compensation expense resulting from the accounting treatment applied, in accordance with GAAP, to management's equity interest.

    (i) "Consolidated Net Income": for any period, the net income or net loss of the Company and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis.

    (j) "Current Year EBIT Target", for any Performance Period, shall mean the Consolidated EBIT goal for such Performance Period, (i) as reflected as EBIT (or Income From Operations in lieu thereof) in the Business Program or (ii) if such Performance Period is not a fiscal year, as established by the Compensation Committee.

    (k) "Current Year Financial Target Earned", for any Performance Period, shall mean the percentage based on the achievement of Current Year EBIT Target.

    (l) "Disability" shall mean permanent disability, as provided in the Company's long-term disability plan.

    (m) "Effective Date" shall mean the date that the Program is adopted by the Board.

    (n) "Employee" shall mean any person (including an officer) employed by the Company or any of its Subsidiaries on a full-time basis except for any
(i) commissioned sales representative, (ii) non-exempt employee or seasonal or temporary worker, (iii) employee represented in his or her employment relationship by a collective bargaining unit or other labor union, guild or association, (iv) employee principally in a non-managerial position in any operation of the Company or any Subsidiary located outside the United States of America, or (v) employee of a Subsidiary (other than D56, Inc.) which the Compensation Committee or the Management HR Committee, as the case may be, designates in such committee's discretion as being ineligible to participate in the Program.

    (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (p) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

    (q) "Key Employee" shall mean any Employee so designated by the Management HR Committee.

    (r) "Management HR Committee" shall mean a committee composed of four Company officers, being the Chief Executive Officer and the Company's senior human resources officer (both of whom shall be standing members of the Management HR


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Committee), and, on an annual rotating basis, two officers (Vice President level or higher) of the Company selected by the standing members of the Management HR Committee.

    (s) "Participant", for any Performance Period, shall mean an Employee who is eligible to participate in the Program for such Performance Period as provided in Section 3 of the Program.

    (t) "Performance Period" shall mean the fiscal year of the Company or any other period designated by the Compensation Committee with respect to which an Award is earned.

    (u) "Program" shall mean this Department 56, Inc. Annual Cash Incentive Program, as from time to time amended and in effect.

    (v) "Retirement" shall mean retirement at or after age 65 or early retirement with the prior written approval of the Company.

    (w) "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

    (x) "Target Award Percentage" for any Participant with respect to any Performance Period, shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if each of the Current Year Financial Target Earned and Trend Financial Target Earned for that Performance Period is 100%, and shall be as set forth on a schedule adopted by the Compensation Committee with respect to officers who are Participants and as set forth on a schedule adopted by the Management HR Committee with respect to all other Participants, based on the Participant's responsibility level or the position or positions held during the Performance Period; PROVIDED, HOWEVER, that if any Participant held more than one position during the Performance Period, then the Compensation Committee or Management HR Committee, as applicable, may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect the number of days during which such Participant had each Target Award Percentage.

    (y) "Trend EBIT Performance", for any fiscal year Performance Period, shall mean the three-year rolling average annual change in Consolidated EBIT. Trend EBIT Performance shall be calculated as a fraction (and expressed as a percentage), the numerator of which is the sum of Trend EBIT Snapshot for such fiscal year and Trend EBIT Snapshot for each of the two immediately preceding fiscal years, and the denominator of which is three; PROVIDED, HOWEVER, that Trend EBIT Performance for the 1997 fiscal year Performance Period shall equal Trend EBIT Snapshot solely for the Company's 1997 fiscal year; and FURTHER PROVIDED, that Trend EBIT Performance for the 1998 fiscal year


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Performance Period shall equal a fraction (expressed as a percentage), the numerator of which is the sum of Trend EBIT Snapshot for each of the Company's 1997 and 1998 fiscal years, and the denominator of which is two.

    (z) "Trend EBIT Snapshot", for any Company fiscal year shall mean the percentage change in Consolidated EBIT for such fiscal year in relation to Consolidated EBIT for the immediately preceding fiscal year; PROVIDED, HOWEVER, that Trend EBIT Snapshot for the 1997 fiscal year shall be deemed to equal zero for purposes of calculating Trend EBIT Performance for the 1997, 1998 and 1999 fiscal year Performance Periods and for all other purposes under the Program.

    (aa) "Trend Financial Target Earned", for any fiscal year Performance Period, shall mean the percentage based on the achievement of Trend EBIT Target.

    (bb) "Trend EBIT Target", for any fiscal year Performance Period, shall mean the Trend EBIT Performance goal for such year as established by the Compensation Committee.

3.  ELIGIBILITY

    Participation in the Program for a Performance Period shall be limited to those Employees who are eligible to participate as provided in this Section 3. To be eligible to participate in the Program in any Performance Period, an Employee shall have had a least three months active tenure during such Performance Period and be actively employed by the Company on the Award payment date. The Compensation Committee or Management HR Committee may approve, in accordance with Sections 7 and 8 of this Program, exceptions for special circumstances.

    Employees shall participate in only one annual cash or sales incentive program for any specific period in time. For example, an individual may not participate in both the Program and the Company's sales commission or sales incentive program at the same time. An individual may participate in two programs sequentially during any Performance Period because of promotion or reassignment, provided that participation in each such program is pro-rated based on the number of days he or she participated in each program.

    If an Employee becomes a Participant during a Performance Period, such Participant's Award will be pro-rated based on the number of days that he or she is a Participant.

4.  ADMINISTRATION

    The administration of the Program shall be consistent with the purpose and the terms of the Program. The Program shall be administered by the Compensation Committee with respect to officers and by the Management HR Committee with respect to all other Participants. Each member of the Compensation Committee shall be an "outside director" within the meaning of Treasury Regulations under Section 162(m) of


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the Internal Revenue Code of 1986, as amended.  The Compensation Committee and the Management HR Committee, as the case may be, shall have full authority to establish the rules and regulations relating to the Program, to interpret the Program and those rules and regulations, to decide the facts in any case arising under the Program, to reduce or eliminate any Participant's Award that would otherwise be payable pursuant to the terms of the Program in the event the Participant has demonstrated job performance below Company expectations or otherwise in such committee's discretion, and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Program, including the delegation of such authority or power, where appropriate; PROVIDED, HOWEVER, that only the Compensation Committee shall have authority to amend or terminate the Program. In addition, the Management HR Committee shall have, with respect to non-officer Employees, full authority to select such Participants in the Program and to determine each such Participant's Target Award Percentage. Moreover, with respect to Participants who are not officers or Key Employees, the Management HR Committee shall have full authority to grant Awards in such amounts as it may determine in any event that (i) no Awards to such Participants would otherwise be payable pursuant to Section 5 of this Program or (ii) Awards to such Participants of lesser amounts would otherwise be payable pursuant to Section 5 of this Program. The Compensation Committee's and the Management HR Committee's administration of the Program, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all employees of the Company and the Subsidiaries, including the Participants and their respective beneficiaries. No member of the Compensation Committee or the Management HR Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Program or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Compensation Committee and each member of the Management HR Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Program or in authorizing or denying authorization to any transaction hereunder.

5.  DETERMINATION OF DEFINED AWARDS

    Prior to, or as soon as practicable following, the commencement of each Performance Period, the Management HR Committee with respect to all non-officer Participants shall then determine each such Participant's Target Award Percentage.

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The Company shall notify each Participant of his or her Target Award
Percentage for the Performance Period. In addition to, and without limiting the generality of the foregoing, the Company's officers shall also participate in the Program for every Performance Period in accordance with
Section 3 hereof, and the Target Award Percentage of each officer shall be as determined by the Compensation Committee.

    Generally, a Participant earns an Award for a Performance Period based on
(i) the Company's achievement of the Current Year EBIT Target and the Trend EBIT Target, and (ii) as further described in Section 6 below, his or her achievement of extraordinary personal quality performance. The portion of Awards based on "COMPONENT A" set forth below will only be earned if the Company achieves 90% or higher of the Current Year EBIT Target for such Performance Period. The portion of Awards based on "COMPONENT B" set forth below will only be earned if the Company achieves one-half or more of the Trend EBIT Target.

    Awards shall be earned by Participants in accordance with the following formula:

"COMPONENT A"
                                            Current
                                            Year
Target                                      Financial
Award                   Base                Target
Percentage      x       Salary         x    Earned

    PLUS

"COMPONENT B"
                                            Trend
Target                                      Financial
Award                   Base                Target
Percentage      x       Salary         x    Earned

6.  DETERMINATION OF DISCRETIONARY AWARDS

    There shall be a pool (not exceeding one hundred thousand dollars) created each fiscal year Performance Period from which Awards may be granted to any Participant solely in respect of such Participant's personal job performance and without regard to the determination of defined Awards or achievement of financial targets contemplated by Section 5 above; PROVIDED, HOWEVER, that no such pool shall be created for a Performance Period unless the Business Program for such Performance Period assumes and reflects the expense effect of full utilization of the pool.
    The Compensation Committee (with respect to any Participant) and the


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Management HR Committee (with respect to any non-officer Participant) shall each have the authority to grant and pay Awards from any pool described in the preceding paragraph at such times and in such amounts as such committee, in its sole discretion, shall determine. Notwithstanding the proviso contained in the preceding paragraph, there shall be no obligation of either the Compensation Committee or the Management HR Committee to grant any Awards (or to continue or repeat the granting of any Awards) to any Participant or Participants pursuant to this Section 6.

    Discretionary bonus pool amounts not utilized in a Performance Period shall not be carried over or accumulated with any discretionary bonus pool amounts permitted in any subsequent Performance Periods.

7.  CHANGES TO TARGET AWARD PERCENTAGES

    The Compensation Committee, with respect to officers who are Participants, and the Management HR Committee, with respect to all other Participants, may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant or assign a different Target Award Percentage to a Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

    The Compensation Committee, with respect to officers who are Participants, and the Management HR Committee, with respect to all other Participants, may at any time prior to the final determination of Awards change the Current Year EBIT Target to reflect extraordinary events, accounting changes or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation.

8.  PAYMENT OF DEFINED AWARDS

    As soon as practicable after the close of a Performance Period (but not before the Audit Committee of the Board has approved the corresponding audited financial statements if such Performance Period is a fiscal year), the Management HR Committee shall confirm the calculation of each Participant's Award pursuant to Section 5. Subject to the provisions of
Section 9 of the Program, each Award to the extent earned pursuant to Section 5 shall be paid in a single lump sum cash payment, as soon as practicable after the close of the Performance Period, but no later than 120 days after the close of the Performance Period.

    If a Change of Control occurs, the Company shall, within 60 days thereafter, pay to each Participant in the Program immediately prior to the Change of Control (regardless of whether the Participant remains employed after the Change of Control) an Award under Section 5 which is calculated assuming that Current Year EBIT Target and Trend EBIT Target for such Performance Period are fully (100%) achieved, and such Award shall be


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prorated to the date of the Change of Control based on the number of days that have elapsed during the Performance Period through the date of the Change of Control.

9.  LIMITATIONS ON RIGHTS TO PAYMENT OF AWARDS

    No Participant shall have any right to receive payment of an Award under
Section 5 or Section 6 of the Program for a Performance Period unless the Participant remains in the employ of the Company through the December 31 of the fiscal year for such Performance Period, except as provided in the last paragraph of Section 8 of the Program. However, if the Participant has active service with the Company or the Subsidiary for at least three months during any Performance Period, but, prior to payment of the Award for such Performance Period, a Participant's employment with the Company terminates due to the Participant's death, Disability or Retirement, the Participant (or, in the event of the Participant's death, the Participant's estate, beneficiary or beneficiaries as determined under Section 10 of the Program) shall remain eligible to receive any earned Award, which in the case of any Award under Section 5 shall be prorated to a portion based on the number of days that the Participant was actively employed by the Company or a Subsidiary and performed services for it during such Performance Period.

10. DESIGNATION OF BENEFICIARY

    A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Program. The Participant may, at any time, change or revoke his or her express written designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Secretary of the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Awards, Awards payable under the Program shall be paid to the Participant's estate.

11. AMENDMENTS

    The Compensation Committee may at any time amend (in whole or in part) this Program. No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.




12. TERMINATION



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    The Compensation Committee may terminate this Program (in whole or in part)
at any time. In the case of such termination of the Program, the following provisions of this Section 12 shall apply notwithstanding any other provisions of the Program to the contrary:

         (i) The Compensation Committee shall promulgate administrative rules applicable to Program termination, pursuant to which each affected Participant shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Program termination (the "Termination Date") and for which the Award under Section 5 has not yet been paid, the amount equal to the amount his or her Award under Section 5 would have been had the Program not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Compensation Committee.

         (ii) Each Award payable under this Section 12 shall be paid as soon as practicable, but in no event later than 120 days after the end of the fiscal year in which the Termination Date occurs.

13. MISCELLANEOUS PROVISIONS

    (a) This Program is not a contract between the Company or any Subsidiary and the Employees or the Participants. Neither the establishment of this Program, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company or any Subsidiary. The Company is under no obligation to continue the Program.

    (b) A Participant's right and interest under the Program may not be assigned or transferred, except as provided in Section 10 of the Program, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Program to pay Awards with respect to the Participant.

    (c) The Program shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

    (d) The Company shall have the right to deduct from Awards paid any interest thereon, any taxes or other amounts required by law to be withheld.

    (e) Nothing contained in the Program shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or any Subsidiary or to remove the individual from the employment of the Company or any Subsidiary at any time, all of which rights and powers are expressly reserved.

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